AMENDMENT NO. THREE

                                        TO

                         PRICING AND BOOKKEEPING AGREEMENT


         AGREEMENT  dated  as  of  August  15,  1997  between  Liberty  Variable
Investment Trust, a Massachusetts business trust (formerly named "Keyport Variable Investment Trust") (the "Trust"), and Colonial Management Associations, Inc., a Massachusetts corporation ("Colonial").

         Reference is made to the Pricing and Bookkeeping Agreement dated as of June 7, 1993 between the Trust and Colonial, as amended by each of (i) Amendment No. One thereto dated May 2, 1994 and (ii) Amendment No. Two thereto dated May 1, 1995. The parties hereby agree that Appendix I to such agreement, as so amended, is hereby amended and restated in its entirety in the form of Schedule I to this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                 KEYPORT VARIABLE INVESTMENT TRUST


                                 By:     Richard R. Christensen
                                 Title:  President


                                 COLONIAL MANAGEMENT ASSOCIATES, INC.

                                 By:     Nancy L. Conlin
                                 Title:  Vice President



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                               Schedule I to Amendment No. Three to Pricing
                               and Bookkeeping Agreement


                               Form of Appendix I
                                                                   Appendix I

Fund                                                           Effective Date

Colonial Growth and Income Fund, Variable Series             June 7, 1993

Stein Roe Global Utilities Fund, Variable Series             June 7, 1993

Colonial International Fund For Growth, Variable Series      May 2, 1994

Colonial U.S. Stock Fund, Variable Series                    July 5, 1994

Colonial Strategic Income Fund, Variable Series              July 5, 1994

Newport Tiger Fund, Variable Series                          May 1, 1995

Liberty-All Star Fund, Variable Series                       November 15, 1997*

Each other Fund Created after August 14, 1997                The date the shares
(the date of authorization of this                           of such Fund shall
Agreement by the Board of Trustees)                          have been
                                                             registered for sale
                                                             under the
                                                             Securities Act of
                                                             1933 and the
                                                             Investment Company
                                                             Act of 1940





* Or such later date as the shares of such Fund shall have been registered for sale under the Securities Act of 1933 and the Investment Company Act of 1940.